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                                                                       Exhibit 5

[LETTERHEAD OF FOGLER, RUBINOFF]

July 31, 2003
                                                                 File No. 031116
Kingsway Financial Services Inc.
5310 Explorer Drive
Suite 200
Mississauga, ON L4W 5H8

Dear Sirs:

Re: Kingsway Financial Services Inc.
    Employee Stock Option Plan

We have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") on or about the date of this letter to register 2,300,000 shares of common stock, without par value (the "Stock"), of Kingsway Financial Services Inc. (the "Company"), which may from time to time be offered and sold by the Company in connection with the Company's Employee Stock Option Plan, as amended (the "Plan").

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Articles of Incorporation (as amended) and By-Laws, and such other documents (including the Plan and the Registration Statement) which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. We have also reviewed originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, documents, certificates and other papers, including certificates of public officials, as we have deemed necessary to render this opinion.

Based upon and subject to the foregoing, it is our opinion that the Stock, or any portion thereof, to the extent such Stock represents original issuance by the Company, when issued pursuant to and in accordance with the Plan after the Registration Statement has become effective under the Act, will be duly authorized, validly issued, fully paid and non-assessable.

We are licensed to practice only in the Province of Ontario. We express no legal opinion except an opinion with respect to the laws of the Province of Ontario and the laws of Canada applicable therein.

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[LETTERHEAD OF FOGLER, RUBINOFF]                                     Page 2 of 2


We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Yours truly,

Fogler, Rubinoff LLP.